EXHIBIT 5.1

                      [EVERS & HENDRICKSON LLP LETTERHEAD]


                  March 1, 2000


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      NEWSGURUS.COM, INC., LEGALITY OF SHARES

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                Very truly yours,

                            EVERS & HENDRICKSON, LLP


                            /s/ Antoine M. Devine
                            --------------------------------
                            By: Antoine M. Devine, Partner


cc:      Chris Bunka